July 13, 1999




Wake Forest Federal Savings & Loan Association
302 South Brooks Street
P.O. Box 707
Wake Forest, North Carolina 27588-0707

               Re:  1997 Stock Option and Recognition and Retention Plans
                    -----------------------------------------------------

Dear Sirs:

                  We have acted as counsel for Wake Forest Federal Savings & Loan Association, a federally-chartered savings & loan association (the "Association"), in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement") with respect to 76,248 shares of its common stock, par value $0.01 per share (the "Shares"), of which 54,000 shares are authorized but unissued shares which have been reserved for issuance ("Original Issue Shares") upon the exercise of options granted pursuant to the Wake Forest Federal Savings & Loan Association (the "Plan"). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States.

                  We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon the Plan described above and, where we have deemed appropriate, representations or certificates of officers of the Association or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

                  Based on the foregoing, we are of the opinion that the Original Issue Shares that are being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, such Original Issue Shares will be validly issued, fully paid and non-assessable.



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Wake Forest Federal Savings & Loan Association
July 13, 1999
Page 2



                  In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

                  This   opinion  is  given   solely  for  the  benefit  of  the
Association and purchasers of Shares under the Plan, and no other person or entity is entitled to rely hereon without express written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein.


                                                  Very truly yours,

                                                     THACHER PROFFITT & WOOD



                                                      by: /s/ V. Gerard Comizio
                                                          ---------------------
                                                              V. Gerard Comizio